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                                                                    EXHIBIT 99.1

                        FIRST LAND AND INVESTMENT COMPANY
                               POST OFFICE BOX 111
                            MAGNOLIA, ARKANSAS 71753

                          SPECIAL SHAREHOLDERS MEETING
                                 APRIL __, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned shareholder of FIRST LAND AND INVESTMENT COMPANY hereby constitutes and appoints Partee Tuberville and Homer Greer, Jr., or either of them, the true and lawful agent and attorney-in-fact for the undersigned, with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock owned by the undersigned or registered in the name of the undersigned on March 29, 2002 at the Special Meeting of Shareholders to be held on April __, 2002 at __:00 a.m. (Central Time) or at any and all adjournments thereof.

Proposals:   1. To approve the Agreement and Plan of Reorganization, dated as of
                December 26, 2001, between First Land and Investment Co. and BancorpSouth, Inc., which provides for (i) the sale of all real property owned by First Land, (ii) the transfer of substantially all of the assets of First Land to BancorpSouth, Inc. in exchange for common stock of BancorpSouth, Inc., and (iii) the dissolution and liquidation of First Land.

             2. To approve the Agreement for Sale of Real Property, dated as of
                March 15, 2002, between First Land and Investment Co. and Arkansas Pulpwood Company, Inc., which provides for the sale of First Land's real property to Arkansas Pulpwood Company, Inc. for $2,450,000.

    In their discretion, the Proxies are hereby authorized to vote upon such other business as may properly come before the Special Meeting of Shareholders or any and all adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL 1 AND 2.

             PROPOSAL 1.       FOR          AGAINST            ABSTAIN
                               [ ]          [ ]                [ ]

             PROPOSAL 2.       FOR          AGAINST            ABSTAIN
                               [ ]          [ ]               [ ]


IMPORTANT: Please sign exactly as your name or names appear on this proxy card. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by general partner or other authorized person.

The undersigned instructs that this proxy be voted as marked.

Dated:                     , 2002
      ---------------------

---------------------------------
(Signature of Shareholder)

---------------------------------
(Signature if held jointly)

    Please mark, sign, date and return this proxy card promptly, using the enclosed envelope. IF YOU PLAN ON ATTENDING THE SPECIAL SHAREHOLDERS MEETING IN PERSON, PLEASE INDICATE SO BY CHECKING THE FOLLOWING BOX. [ ]